Exhibit 10.11

SHAREHOLDERS AGREEMENT

This Shareholders Agreement (this “Agreement”) is entered into among Dr. Tattoff, Inc., a Florida corporation (the “Manager”), William Kirby, D.O., Inc., a medical corporation (the “Corporation”), and William Kirby, D.O., an individual (“Physician”), effective as of January 1, 2010 (“Effective Date”).

WHEREAS, Corporation is a California medical corporation;

WHEREAS, Corporation has authorized stock of 1,500 shares, with 1,000 shares  outstanding (“Shares”);

WHEREAS, Physician is currently the legal and beneficial owner of all of the issued and outstanding Shares of Corporation and is, as a result, the sole shareholder of Corporation;

WHEREAS, this Agreement is intended to be entered into in connection with the Amended and Restated Management Services Agreement, dated January 1, 2010 (the “Management Agreement”), between Corporation and Manager, pursuant to which Manager will provide Corporation with facilities, services and personnel relating to the management, supervision, and administration of the non-medical aspects of Corporation’s practice and with business planning and development support. The parties hereto acknowledge that, but for the execution of this Agreement, Manager would not agree to be a party to the Management Agreement;

WHEREAS, the parties hereto desire to promote their respective business interests, as well as their mutual interests of having a harmonious business relationship, by imposing certain restrictions on, and other requirements in connection with, the sale, issuance, transfer, or other disposition of the Shares;

WHEREAS, further, the parties hereto desire to set forth certain of their understandings with reference to other matters pertaining to Corporation; and

WHEREAS, each of the parties has agreed to be bound by the covenants and agreements set forth herein, all of which are for the mutual benefit of the parties hereto, collectively and individually.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           Incorporation of Facts. The parties represent and agree the above facts are true and correct and that they are hereby incorporated into this Agreement by reference.

2.           Intent. It is the express intent of the parties hereto that Corporation maintain its existence as a corporation and continue to honor the terms of the Management Agreement and that the principals of Corporation do not change without the approval of Manager. It is also the express intent of the parties hereto that this Agreement not interfere with or influence Physician’s professional judgment as a licensed physician.

3.           Manager’s Rights Regarding Transfer or Issuance of Shares. No sale, issuance, transfer, conveyance, assignment, pledge, hypothecation, lien upon, encumbrance of, granting of a security interest in, or pledge of, or other disposition or transfer of all or any part (one or more) of the Shares or any other capital stock of the Corporation whether now existing or authorized in the future, whether voluntarily, involuntarily, by the Physician, by the Corporation, by operation of law or otherwise, shall occur without the prior written approval of Manager, such approval not to be  unreasonably withheld and timely provided, or as otherwise provided in Section 4, upon the occurrence of a Triggering Event.

4.           Triggering Events. Upon the occurrence of any of the following events (the “Triggering Events”), Physician, or the estate or personal representative of Physician, as applicable, shall sell, assign, and transfer all of Physician’s Shares to another physician who otherwise meets the definition of a “licensed person,” as such term is defined in the Moscone-Knox Professional Corporation Act (the “Act”), approved by Manager which approval shall not be unreasonably withheld:

(a)           if Physician dies;

(b)           if Physician is determined by a medical association or applicable licensing board to be legally incompetent, or is permanently disabled so as to be unable to render professional services on behalf of Corporation for a period of ninety (90) consecutive days or for an aggregate of one hundred twenty (120) days within any twelve (12) month period;

(c)          if Corporation or Physician enters into a binding obligation to issue or transfer, or transfers (voluntarily or involuntarily), Shares to a person other than Physician, and Manager’s prior written consent has not be obtained, as required by Section 3 hereof;

(d)          if Physician ceases to be duly licensed (without restriction) to practice medicine under the laws of the State of California, has his license to practice medicine under the laws of the State of California suspended or is put on probation by the State of California, or fails to maintain appropriate drug enforcement agency licensure to prescribe controlled substances;

(e)          if the Shares are subject to a lien or encumbrance that is not removed within thirty (30) days after the imposition thereof, or Physician pledges the Shares to any third party (other than Manager or with Manager’s prior written approval);

(f)           if Corporation or Physician materially breaches or violates the Management Agreement, this Agreement, the Medical Director Agreement, dated January 1, 2010, among Manager, Corporation and Physician, or any security agreement or pledge agreement contemplated the Management Agreement and entered into (collectively, the “Ancillary Agreements”), which breach or violation is not cured as provided by the terms of such agreements;

(g)          if Physician ceases to provide, or supervise others in the provision of, professional services through the Corporation;

(h)          any other event which results in a binding obligation to sell, issue, transfer or otherwise dispose of all or any part of the Shares, including but not limited to Physician’s divorce or legal separation, if a Divorce Judgment (as defined in Section 7 below) is not entered in favor of Physician, as described in Section 7 below; or

(i)            termination of the Management Agreement other than by Corporation pursuant to Section 6(b) thereof.

5.           Purchase Price.

(a)           The aggregate purchase price to be paid for any Shares that Physician, or Physician’s estate, personal representative, or other representative or heir (“Seller”) is required to sell to a “licensed person” approved by Manager or its designee (“Purchaser”) in accordance with 4 above shall be fair market value of the shares at the time of sale, to be determined by a mutually agreed to independent accountant, taking into account (among other things) the amount of prepaid services as of the time of sale (i.e., the services to be provided under the Purchaser’s ownership which were paid for during Seller’s ownership).

(b)           The purchase price shall be paid by Purchaser to Seller in cash on the date of the closing of the sale of the Shares, which shall occur as soon as reasonably practicable after the Triggering Event occurs. Upon payment of the purchase price, Seller shall cease to have any interest or right to such Shares.

6.           Transfer Restrictions. No sale, issuance, transfer, conveyance, assignment, pledge, hypothecation, lien upon, encumbrance of, granting of a security interest in, or pledge of, or other disposition or transfer of all or any part of the Shares, whether voluntarily, involuntarily, by operation of law or otherwise, shall be made by Physician or Corporation, or by an heir, executor, legal representative, devisee, testamentary beneficiary, trustee in bankruptcy, successor or assign of Physician or Corporation, other than in accordance with Section 3 or Section 4 hereof.

7.         Agreement in the Event of Divorce. A divorce or legal separation of Physician and Physician’s spouse will not be a Triggering Event if (a) in the event of a property division incident to Physician’s divorce, Physician petitions the tribunal having jurisdiction over the matter to award any Shares deemed to be community property to Physician, and to award his spouse a compensatory amount of other community property, and (b) the tribunal does, in fact, grant this petition in favor of Physician (“Divorce Judgment”). Physician’s spouse will have no right to view any of the books or records of Corporation, except (a) as required by law, and (b) in the event of a property division and the ruling by a tribunal having jurisdiction over the matter that Corporation will disclose certain of its books and records (the “Information”) to a spouse, his legal counsel or other agents and/or the court. In the event of such a ruling, Physician will petition the court to (x) keep the Information confidential and not a part of the public record and (y) instruct all parties acquiring possession of the Information to keep it confidential.

8.           Security. To secure the obligations of Corporation and Physician hereunder, concurrent with the execution of this Agreement, Physician shall deliver to Manager Physician’s original stock certificate representing the Shares issued to Physician for Manager to hold as security, and shall execute and deliver to Manager a blank endorsement of transfer, in the form attached hereto as Exhibit A, of all the Shares issued to Physician and irrevocably appoint Manager as the attorney in fact with power to transfer the Shares on the books of Corporation in accordance with this Agreement, with full power of substitution, including without limitation upon the occurrence of a transfer resulting from a Triggering Event.

9.           Stock Certificates. Each issued and outstanding stock certificate of Corporation shall bear the following endorsement in bold print:

“The shares of stock represented by this certificate and the transfer thereof are subject to certain restrictions imposed by a Shareholders Agreement of the corporation, copies of which will be furnished by the corporation to the holder hereof upon written request and without charge.”

10.           Community Property Interest. If Physician is married or marries during the term of this Agreement, Physician shall cause Physician’s spouse to execute a Statement of Spouse. in the form attached hereto as Exhibit B, signifying such spouse’s consent to this Agreement and such spouse’s agreement that any rights that spouse may have, as a result of any community property interest in the Shares or otherwise, shall be subject to the provisions of this Agreement. It is intended by this Agreement that Physician shall subject Physician’s entire interest in the Shares owned by Physician to the terms of this Agreement, irrespective of any community property interest of his spouse.

11.           Default. Upon the event of any default under this Agreement by Physician or Corporation, or by an heir, executor, legal representative, devisee, testamentary beneficiary, trustee in bankruptcy, successor or assign of Physician or Corporation, Manager shall have the right, in Manager’s sole and absolute discretion, to immediately terminate the Management Agreement and any other Ancillary Agreements. Such right of Manager is not intended to limit Manager’s remedies and shall be in addition to other rights and remedies available to Manager under this Agreement, under the Management Agreement, under any other Ancillary Agreements, and as provided by law or equity. Manager may determine in its sole and absolute discretion the order and manner in which its rights and remedies are to be exercised.

12.           Changes in Law. In the event of any legislative or regulatory change or determination, whether federal or state, which has or would have an adverse impact on either any party to this Agreement, in connection with the performance of this Agreement, or in the event that performance by any party of any term, covenant, condition or provision of this Agreement should for any reason be in violation of any statute, regulation, or otherwise be deemed illegal, the affected party shall have the right to require that the other party renegotiate in good faith the terms of this Agreement.

13.           Further Agreement. Any and all successor shareholders of Corporation and any and all additional shareholders of Corporation shall become a party to this Agreement, have all the same obligations of Physician and Corporation set forth herein, and be bound by the terms hereof.

14.           Copy of Agreement. Corporation shall keep a copy of this Agreement on file in the principal business office of Corporation.

15.           Miscellaneous.

(a)           This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, understandings, and agreements, whether written or oral. This Agreement may not be modified or amended by the parties hereto except by a written instrument executed by the parties hereto.

(b)           Each of the parties hereto agrees to cooperate fully with the other in connection with the performance of their respective obligations under this Agreement, and each party shall employ their best efforts to resolve any disputes that may arise under or in conjunction with this Agreement. The parties hereto agree to execute such further and other documents, and to take such further and other actions as may be necessary or appropriate in order to carry out the purposes of this Agreement.

(c)           All notices or other communications that either party may desire or may be required to deliver to the other party may be delivered in person or by depositing the same in the United States mail, postage prepaid, certified or registered, addressed as follows:

Corporation or Physician:	William Kirby, D.O., Inc. 13044 West Pacific Promenade #424 Playa Del Rey, CA 90094 Attention: Dr. Will Kirby

Manager:	Dr. Tattoff, Inc. 8500 Wilshire Blvd #105 Beverly Hills, CA 90211 Attention: John Keefe

Such notices shall be deemed served when delivered in person or on the third day after being deposited in the United States mail. Either party may change the address to which notices are to be delivered by giving notice as provided in this Section.

(d)           This Agreement shall not terminate solely by reason of any of its provisions being declared invalid or unenforceable. If any provision hereof is or becomes invalid or unenforceable or is found to interfere with or influence Physician’s professional judgment as a licensed physician, the remaining provisions hereof shall be unimpaired and the invalid or unenforceable provision or the provision found to interfere with or influence Physician’s professional judgment shall be replaced by a provision that is valid, enforceable and does not interfere with Physician’s professional judgment and that comes closest to the intention of the invalid, unenforceable or interfering provision.

(e)           This Agreement shall not be construed against any party on the basis that the party or its representative drafted all or any part of the Agreement.

(f)           The captions in this Agreement are included for purposes of convenience only and shall not be considered a part of the Agreement in construing or interpreting any provision hereof.

(g)           The waiver of any provision, or of the breach of any provision, of this Agreement must be set forth specifically in writing and signed by the waiving party. Any such waiver shall not operate or be deemed to be a waiver of any prior or future breach of such provision or of any other provision.

(h)           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, devisees, testamentary beneficiaries, trustees, successors and permitted assigns. Neither party may assign this Agreement without the prior written consent of the other party; provided, however, that Manager may assign and delegate all of its rights and obligations hereunder as contemplated under the Management Agreement in connection with the Manager’s assignment of its rights and obligations under the Management Agreement to any successor entity as part of any sale, transfer, or other disposition of all or substantially all of the assets of the Manager with notice to the Corporation.

(i)           This Agreement is to be construed and enforced under, in accordance with, and governed by, the laws of the State of California without reference to its conflict of laws principles.

(j)           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

Manager:

DR. TATTOFF, INC.

By:
Name: John Keefe
Its: Chief Executive Officer

Corporation:

WILLIAM KIRBY, D.O., INC.

By:
Name: William Kirby, D.O.
Its: President

Physician:

William Kirby, D.O.

Exhibit 10.11
Exhibit A

Endorsement of Transfer of Shares

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, transfers, conveys and delivers unto ____________ 1,000 shares of stock (the “Shares”) of William Kirby, D.O., Inc., a medical corporation (the “Corporation”), standing in the undersigned’s name on the books of the Corporation and represented by stock certificate number 00, constituting all of the issued and outstanding shares of the Corporation’s stock owned by the undersigned.

The undersigned hereby irrevocably constitutes and appoints _____________ as the undersigned’s attorney in fact to transfer the Shares on the books of the Corporation, in accordance with the terms and conditions of that certain Shareholders Agreement dated effective as of ____________, 2010, entered into by and among the Corporation, Dr. Tattoff, Inc., a Florida corporation, and the undersigned, with full power of substitution.

Dated: _________________.

William Kirby, D.O.

A-1

Exhibit 10.11

Exhibit B

Spouse’s Consent to Agreement

I acknowledge that I have read and understand the contents of the Shareholders Agreement, dated ____________, 2010 (the “Agreement”), by and among William Kirby, D.O., Inc., a medical corporation (“Corporation”), Dr. Tattoff, Inc., a Florida corporation, and my spouse, William Kirby, D.O., the sole shareholder of Corporation. I approve of and consent and agree to be bound by the Agreement in its entirety. This approval, consent and agreement includes, but is not limited to, those provisions relating to the transfer by my spouse of his shares of Corporation. If I predecease my spouse at a time when my spouse owns shares in Corporation, I agree that I will not devise or bequeath whatever community property interest I may have in the shares, if any, to any person other than my spouse in contravention of the Agreement, nor shall any community property interest in the shares be deemed to be a part or portion of my residuary estate.

Dated: ____________, __________.

B-1